Exhibit 99.1

COHERUS ADDRESSES TRADE SECRET ACTION FILED BY AMGEN

REDWOOD CITY, Calif., March 6, 2017 – Coherus BioSciences, Inc. (Nasdaq: CHRS), today announced that Amgen has filed a trade secret action in California state court on March 3, 2017 alleging trade secret misappropriation and other claims against Coherus and other parties.

“Coherus believes that this action is without merit and will defend against it vigorously,” said Denny Lanfear, President and Chief Executive Officer of Coherus. “We categorically reject the theme of Amgen’s complaint that Coherus has engaged, or is engaging, in a scheme to misappropriate trade secrets or commit other wrongdoing. Coherus believes this lawsuit is best understood as an effort by Amgen to use baseless litigation in an effort to delay Coherus as a competitor in the pegfilgrastim market.”

Mr. Lanfear also noted, “Coherus does not need Amgen’s proprietary information to compete or be successful. We are proud of Coherus’ novel clinical development strategy and novel clinical study designs that were never performed at Amgen and are not Amgen’s intellectual property.”

Mr. Lanfear further noted, “We place a high value on employee integrity and Coherus has had in place significant control practices regarding both the recruitment and conduct of incoming personnel.”

Finally, Mr. Lanfear emphasized, “Coherus remains committed to the important goal of bringing much-needed biosimilar drugs to the marketplace. We are confident that we will prevail in this action and achieve our goals of increasing patient access, introducing competition and offering biosimilar products at prices competitive with and lower than those maintained by Amgen and other large pharmaceutical companies.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, expectations, goals, objectives, strategies, product pipeline, clinical studies, product development, and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to successfully defend against the trade secret and related allegations made by Amgen in the lawsuit filed against Coherus and other parties with respect to our pegfilgrastim product and to be able to launch that product on a timely basis assuming approval of our New Drug Application by the U.S. Food and Drug Administration. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, please refer to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2016 and its subsequent periodic reports filed with the SEC, including its Prospectus Supplement filed on February 8, 2017.

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527